Exhibit 10.35

Execution Version

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

ASPIRATION PARTNERS, INC.

SERIES C-4 PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES C-4 PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of September [ ], 2021, and is between Aspiration Partners, Inc., a Delaware corporation (the “Company”), and Polpat LLC (the “Investor”).

ARTICLE 1

AUTHORIZATION, SALE AND ISSUANCE, ESCROW

1.1 Authorization. The Company will, prior to the Initial Closing (as defined below), authorize (a) the sale and issuance of up to 1,933,488 shares (the “Shares”) of the Company’s Series C-4 Preferred Stock, par value $0.000003 per share (the “Series C-4 Preferred”), having the rights, privileges, preferences and restrictions set forth in the fourth amended and restated certificate of incorporation of the Company, in substantially the form of Exhibit B (the “Restated Certificate”) and (b) the reservation of shares of Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”).

1.2 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, the number of Shares set forth opposite the Investor’s name on the Schedule of Investors attached as Exhibit A (the “Schedule of Investors”), at a purchase price of $25.86 per share of Series C-4 Preferred (the “Purchase Price”).

1.3 Escrow; PIPE Subscription.

(a) At the Initial Closing (as defined below), (i) the Investor will deposit into an escrow account (the “Escrow”) designated by the Company in writing the aggregate Purchase Price for the Shares the Investor is purchasing pursuant to this Agreement, less the portion of the aggregate Purchase Price to be paid directly to the Company at the Initial Closing, as set forth on the Schedule of Investors under the heading “Subsequent Closings” (the aggregate amount deposited into the Escrow, the “Escrow Fund”), and (ii) the Company shall issue to the Investor the Shares issuable in exchange for the portion of the aggregate Purchase Price paid directly to the Company at the Initial Closing. From time to time after the Initial Closing, upon the Company’s instruction to the escrow agent (the “Escrow Agent”) maintaining the Escrow, the Escrow Agent shall release a portion of the Escrow Fund to the Company as set forth in such instruction (the “Withdrawal Amount”), and the Company shall issue to the Investor the Shares issuable in exchange for such Withdrawal Amount.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Company may determine to apply any portion of the funds in the Escrow Fund toward a private placement in public equity (the “PIPE”) of InterPrivate III Financial Partners Inc., a Delaware corporation (“InterPrivate”), pursuant to a subscription agreement in substantially the form attached hereto as Exhibit D (a “PIPE Subscription Agreement”), with the closing of the PIPE to be substantially concurrent with the closing of the Company’s business combination with InterPrivate set forth in that certain Agreement and Plan of Merger, by and among InterPrivate, InterPrivate III Merger Sub Inc., a wholly owned subsidiary of InterPrivate, InterPrivate III Merger Sub II LLC, a wholly owned subsidiary of InterPrivate, and the Company (as it may be amended and/or restated from time to time, the “Merger Agreement”). The Company shall provide at least three (3) Business Days’ prior written notice to the Investor of such determination, and the Investor shall promptly, and in no event later than three (3) Business Days following delivery of such notice, execute and deliver to InterPrivate a PIPE Subscription Agreement covering the portion of the funds in the Escrow Fund applied toward this purpose. In the event of the foregoing, the Schedule of Investors shall be amended to deduct from the amount of remaining aggregate Purchase Price of the Investor the amounts applied toward the PIPE Subscription Agreements.

ARTICLE 2

CLOSING DATES AND DELIVERY

2.1 Closing.

(a) The purchase, sale and issuance of the Shares shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”). The initial Closing (the “Initial Closing”) shall take place at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, at such time and date as the Company determines in its sole discretion.

(b) Following the Initial Closing, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing”) up to the balance of the unissued Shares to the Investor in accordance with the remaining amount set forth on the Schedule of Investors. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein, and each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company in its sole discretion.

(c) Immediately after each Closing, the Schedule of Investors will be amended to list the number of Shares issued to the Investor hereunder at each such Closing. The Company will furnish to the Investor copies of the amendments to the Schedule of Investors referred to in the preceding sentence.

2.2 Delivery. At each Closing, or in any event within 7 days following each such Closing, the Company will deliver to the Investor in such Closing a notice of issuance of uncertificated shares or digital stock certificates in the Investor’s name representing the number of Shares that the Investor is purchasing in such Closing against payment of the purchase price therefor as set forth in the column designated “Purchase Price” opposite the Investor’s name on the Schedule of Investors, which payment may be made, at the Investor’s sole discretion, by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, (c) cancellation or conversion of indebtedness, (d) release of a Withdrawal Amount or (e) any combination of the foregoing. On or prior to the Initial Closing, the Investor shall deliver to the Company a valid and duly executed IRS Form W-9.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

A Schedule of Exceptions, attached hereto as Exhibit C (the “Schedule of Exceptions”), shall be delivered to the Investor in connection with the Initial Closing. Except as set forth on the Schedule of Exceptions delivered to the Investor at the Initial Closing, the Company hereby represents and warrants to the Investor as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares and to perform its obligations pursuant to this Agreement. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business.

3.2 Capitalization.

(a) Immediately prior to the Initial Closing, the authorized capital stock of the Company will consist of: (i) 85,000,000 shares of Common Stock, of which 17,502,006 shares are issued and outstanding as of the date of this Agreement; and (ii) 42,821,193 shares of preferred stock (“Preferred Stock”), of which 9,562,500 shares of Series A Preferred Stock, 5,248,998 shares of Series B-1 Preferred Stock, 123,034 shares of Series B-2 Preferred Stock, 1,365,217 shares of Series B-3 Preferred Stock, 1,956,032 shares of Series B-4 Preferred Stock, 79,381 shares of Series B-5 Preferred Stock, 8,094,525 shares of Series C-1 Preferred Stock, 4,433,476 shares of Series C-2 Preferred Stock, 2,524,542 shares of Series C-3 Preferred Stock and 7,500,000 shares of Series Seed Preferred Stock are issued and outstanding as of the date of this Agreement, and 1,933,488 shares of Series C-4 Preferred Stock are authorized but not issued or outstanding. There are 14,070,475 shares of Company Common Stock reserved for issuance under the Company’s 2015 Equity Incentive Plan. The Common Stock and the Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(b) The outstanding shares of the Company have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(c) The Company has reserved:

(i) the Shares for issuance pursuant to this Agreement;

(ii) the Conversion Shares; and

(iii) 14,070,475 shares of Common Stock for issuance to employees, consultants and directors pursuant to its 2015 Equity Incentive Plan, under which 13,766,466 shares are issued and outstanding as of the date of this Agreement.

(d) The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein. The Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal.

(e) Except for the conversion privileges of the Preferred Stock or as otherwise described in this Agreement or set forth on the Schedule of Exceptions, there are no options, warrants or other rights to purchase any of the Company’s authorized and unissued capital stock.

3.3 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken prior to the Initial Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4 No Conflicts. Assuming the accuracy of the representations and warranties of the Investor set forth in Article 4 of this Agreement, the execution and delivery of this Agreement, the issuance and sale of the Shares and the Conversion Shares hereunder, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Company’s financial condition or business.

3.5 Consents. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Company in connection with the execution and delivery of this Agreement by the Company or the performance of the Company’s obligations hereunder.

3.6 No Registration. Assuming the accuracy of the Investor’s representations and warranties set forth in Article 4 of this Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities (or Blue Sky) laws is required for the offer and sale of the Shares or the Conversion Shares by the Company to the Investor.

3.7 No General Solicitation. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares or the Conversion Shares. The Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

3.8 No “Bad Actor” Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Investor.

3.9 Brokers or Finders. The Company has not engaged any brokers, finders or agents, and the Investor has not, nor will it, incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as follows:

4.1 No Registration. The Investor understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent. The Investor is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.

4.3 Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Investor can protect its own interests. The Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of its investment in the Company.

4.4 Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

4.5 Access to Data. The Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. As evidenced by the Investor’s signature hereto, the Investor believes that it has received all the information and conducted all diligence that the Investor considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. The Investor understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

4.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

4.7 Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

4.8 Rule 144. The Investor acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares or the Conversion Shares, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. The Investor understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.9 No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.10 Authorization.

(a) The Investor has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Investor’s obligations under this Agreement, has been taken or will be taken prior to the Initial Closing.

(b) This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement by the Investor or the performance of the Investor’s obligations hereunder.

4.11 Brokers or Finders. The Investor has not engaged any brokers, finders or agents, and the Company has not, nor will it, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.12 Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement, to the extent the Investor deems necessary. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.13 No “Bad Actor” Disqualification Events. Neither (i) the Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor is subject to any Disqualification Event (as defined in Section 3.8), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

ARTICLE 5

CONDITIONS TO INVESTOR’S OBLIGATIONS TO CLOSE

The Investor’s obligation to purchase the Shares at a Closing is subject to the fulfillment on or before the Initial Closing of each of the following conditions, unless waived in writing by the Investor:

5.1 Representations and Warranties. Except as set forth in or modified by the Schedule of Exceptions, the representations and warranties made by the Company in Section 3 shall be true and correct in all material respects (except for any representations and warranties qualified as to materiality or material adverse effect, which shall be true and correct in all respects) as of the date of the Initial Closing.

5.2 Covenants. The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement, in all material respects, which are required to be performed or complied with by the Company on or prior to the Initial Closing.

5.3 Restated Certificate. The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware prior to the Initial Closing.

5.4 Investor Agreements. Prior to the Initial Closing, the Company shall have executed and delivered:

(a) that certain Fourth Amended and Restated Voting Agreement, in substantially the form attached hereto as Exhibit E (the “Voting Agreement”);

(b) that certain Fourth Amended and Restated Investors’ Rights Agreement, in substantially the form attached hereto as Exhibit F (the “Investors’ Rights Agreement”); and

(c) that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement, in substantially the form attached hereto as Exhibit G (the “ROFR Agreement”).

ARTICLE 6

CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE

The Company’s obligation to sell and issue the Shares at each Closing is subject to the fulfillment on or before the Initial Closing of the following conditions, unless waived in writing by the Company:

6.1 Representations and Warranties. The representations and warranties made by the Investor in such Closing in Section 4 shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the date of the Initial Closing.

6.2 Covenants. The Investor shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Investor on or prior to the date of the Initial Closing in all material respects.

6.3 Compliance with Securities Laws. The Company shall be satisfied that the offer and sale of the Shares and the Conversion Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

6.4 Restated Certificate. The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware prior to the Initial Closing.

6.5 Investor Agreements. The Investor shall have executed and delivered to the Company the Voting Agreement, the Investors’ Rights Agreement and the ROFR Agreement prior to the Initial Closing.

ARTICLE 7

MISCELLANEOUS

7.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised). Each Investor acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address or electronic mail address as shown on the Schedule of Investors, attached hereto as Exhibit A, or as shown on the records of the Company, in both cases as may be updated in accordance with the provisions hereof;

(b) if to any other holder of any Shares or Conversion Shares, to such address or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address or electronic mail address to the Company, then to the address of the last holder of such Shares or Conversion Shares for which the Company has contact information in its records; or

(c) if to the Company, to the attention of the Chief Executive Officer at [***] or at such other current address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to [***].

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor or other security holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or other security holder in the Company’s records), (ii) posting on an electronic network together with separate notice to the Investor or other security holder of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or other security holder. This consent may be revoked by an Investor or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

7.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.4 Expenses. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

7.5 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for one year from the date of the Initial Closing. No claim for breach of any such representations, warranties, covenants and agreements may be made after the expiration of such survival period.

7.6 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.7 Entire Agreement. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.9 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.12 Telecopy Execution and Delivery. This Agreement may be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) and upon such delivery the facsimile signature, PDF or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

7.13 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Los Angeles County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Southern District of California).

7.14 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.15 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.16 Definition. For the purposes of this Agreement, “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York are required or authorized by law to be closed for business.

[signature page follows]

The parties are signing this Series C-4 Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

ASPIRATION PARTNERS, INC. a Delaware corporation

By:	/s/ Andrei Cherny
Name: Andrei Cherny
Title: Chief Executive Officer

(Signature page to Aspiration Partners, Inc. Series C-4 Preferred Stock Purchase Agreement)

The parties are signing this Series C-4 Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

INVESTOR

POLPAT LLC

By:	/s/ Brandt A. Vaughan
Name: Brandt A. Vaughan
Title: COO

(Signature page to Aspiration Partners, Inc. Series C-4 Preferred Stock Purchase Agreement)

EXHIBIT A

SCHEDULE OF INVESTORS

Initial Closing

September __, 2021

Investor (Name and Address)	Series C-4 Shares	Purchase Price
Polpat LLC [***]

Subsequent Closings

Investor (Name and Address)	Aggregate Remaining Series C-4 Shares	Aggregate Remaining Purchase Price
Polpat LLC [***]

EXHIBIT B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

[***]

EXHIBIT C

ASPIRATION PARTNERS, INC.

SCHEDULE OF EXCEPTIONS

[***]

EXHIBIT D

FORM OF PIPE SUBSCRIPTION AGREEMENT

[***]

EXHIBIT E

FORM OF VOTING AGREEMENT

[***]

EXHIBIT F

FORM OF INVESTORS’ RIGHTS AGREEMENT

[***]

EXHIBIT G

FORM OF ROFR AGREEMENT

[***]